Exhibit 2.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 25 March, 2021 by and among Olink Holding AB (publ), Reg. No. 559189-7755, a limited liability company incorporated under the laws of Sweden, or any of its assignees or successors (the “Company”), Knilo InvestCo AB, Reg. No. 559189-7748 , or any of its assignees or successors (the “Summa Investor”), each of the shareholders listed on Schedule A hereto (each an “Existing Shareholder”, collectively, the “Existing Shareholders” and, together with the Summa Investor(s), the “Existing Investors”), and any Person that becomes a party hereto pursuant to Section 2.15.

WHEREAS, in connection with the IPO (as defined below), the Existing Investors and the Company intend to enter into a new shareholder agreement (the “New Shareholder Agreement”).

WHEREAS, the Existing Investors and the Company wish to provide for certain rights that shall become effective immediately and certain rights that shall become effective following the closing of the IPO, in each case, as set forth herein.

NOW, THEREFORE, the Existing Investors hereby agree that this Agreement shall become effective upon the effectiveness of the New Shareholder Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Parties agree as follows:

1.Certain Definitions. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member or manager, officer or director of such Person or any fund now or hereafter existing that is controlled by one or more general partners or managing members or managers of, or shares the same management company with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“American Depositary Shares,” or “ADSs” means those certain American Depositary Shares issued pursuant to a deposit agreement by and among the Company, the depositary, and the owners and holders from time to time of American Depositary Shares issued thereunder, as such agreement may from time to time be amended, each initially representing the right to receive Common Share(s) deposited under the deposit agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in The City of New York and in Stockholm, Sweden.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Shares” means the Company’s common shares of any class, SEK 2.431907 quota value per share (as the same may change from time to time), together with any securities issued in respect thereof in any recapitalization or reorganization of the Company, or similar transaction.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each free writing prospectus (as defined in Rule 405 promulgated under the Securities Act)

and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreign Private Issuer” means a “foreign private issuer” within the meaning of Rule 405 of the Securities Act.

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that is filed by the Company with the Commission for registration of Common Shares for an initial public offering and certain other registrations for which Form F-3 may not be used and that is available to certain Foreign Private Issuers.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that is filed by the Company with the Commission for registration of Common Shares for an initial public offering and certain other registrations for which Form S-3 may not be used and that is available to U.S. domestic issuers.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and that is available to certain Foreign Private Issuers that have met prior reporting requirements.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and that is available to certain U.S. domestic issuers that have met prior reporting requirements.

“Holder” means any holder of Registrable Securities who is a party to this Agreement or a transferee of a party to this Agreement in which the transferor’s rights under this Agreement are assigned in accordance with the provisions herein.

“IPO” means the initial public offering of the Company’s American Depositary Shares, each of which represents one Common Share pursuant to an effective registration statement under the Securities Act.

“Long-Form Registration Statement” means a registration statement on Form F-1, Form S-1 or any successor forms thereto.

“Maximum Amount of Shares” means, for each Holder (other than the Summa Investor(s)), such number of Common Shares as equal to twenty percent (20%) of the total Common Shares held by such Holder immediately prior to the consummation of the IPO (including any Common Shares such Holder sold in the IPO, if any).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) Common Shares outstanding on the date hereof and held by the Holders, (ii) other Common Shares acquired from the Company from time to time by a Summa Investor, (iii) any Common Shares issued and issuable with respect to any such shares described in the foregoing clauses (i) and (ii) by way of a conversion or exchange thereof, share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, conversion, re-designation or other reorganization, and (iv) any ADSs in respect of any securities described in clause (i) to (iii); provided, however, that the following shall not be deemed Registrable Securities: (A) any Common Shares after they have been sold in a registered sale pursuant to an effective registration statement under the Securities Act or sold pursuant to Rule 144 thereunder, and (B) any Common Shares sold in a transaction or transferred in an in-kind distribution by a Summa Investor that is an investment fund to any of its direct or indirect partners or members or their affiliates, in each case, in which the transferor’s rights under this Agreement are not assigned in accordance with the requirements of Section 2.14 hereof.

“Registration Statement” means a Long-Form Registration Statement or a Short-Form Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act (or any comparable successor rules).

“Restrictive Period” means the twelve (12)-month period immediately following the consummation of the IPO.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the selling Holder counsel borne and paid by the Company as provided in Section 2.10.

“Short-Form Registration Statement” means a registration statement on Form S-3, Form F-3 or any successor forms thereto.

“Subsidiary” or “Subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the shares or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

2.	Registration Rights.
2.1	Demand Registrations.

(a)At any time and from time to time, the Summa Investor(s) (the “Initiating Holder(s)”) may request in writing that the Company register under the Securities Act all or any portion of the Registrable Securities held by the Initiating Holder(s); provided that no Registration Statement need be filed with the Commission (for the avoidance of doubt, this proviso excludes any Registration Statement confidentially submitted to the Commission) prior to the expiration of any “lock-up agreement” entered into with an underwriter in connection with the IPO (unless waived by such underwriter). Upon receipt of such written request, which shall specify the intended method of distribution thereof, the Company shall as soon as possible and in any case within three (3) days deliver notice (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”) thereof to all Holders (other than the Initiating Holder(s)), if any, who shall then have three (3) Business Days to notify the Company in writing of their desire to be included in such registration. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Demand Registration. A Holder who is, or who is controlled by any person who is, an employee of the Company or its Subsidiaries may participate in a Demand Registration pursuant to this Section 2.1(a) within the Restrictive Period, only if and to the extent the aggregate of (i) the Registrable Securities such Holder will include in such Demand Registration and (ii) the Common Shares such Holder has sold, transferred, assigned, distributed or otherwise conveyed prior to such Demand Registration does not exceed the Maximum Amount of Shares (and where the Initiating Holder(s) shall have the full and absolute discretion to determine the extent by which any cutbacks are required and which Holders will be affected), unless otherwise agreed by the Initiating Holder(s). Subject to the provisions of Section 2.5 below, the Company shall use its reasonable best efforts to file a registration statement for such intended method of distribution, as promptly as practicable, but not later than (x) sixty (60) days after such Demand Notice in the case of a registration with a Long-Form Registration Statement and (y) thirty (30) days after such Demand Notice in the case of a registration with a Short-Form Registration Statement, and in each case shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (subject to the proviso of the first sentence of this Section 2.1(a)).

(b)Notwithstanding the foregoing, the Company shall not be required to effect registration under this Section 2.1 before ninety (90) days after the effective date of any other previously effective Registration Statement for an underwritten offering of securities pursuant to a Company-initiated registration (other than pursuant to a registration statement on Form F-4, S-4 or S-8) or a Piggy-Back Underwritten Offering (as defined below), provided, however, that nothing in this clause shall derogate from the Company’s obligations under Section 2.4 hereof.

(c)The Company shall be obligated to effect an unlimited number of registrations for the Summa Investor(s) under this Section 2.1.

(d)A registration shall not be counted as “effected” if (i) after effectiveness, the Registration Statement becomes subject to any stop order, injunction or other order of the Commission or other governmental agency prior to the sale of all Registrable Securities to be sold thereunder, (ii) the method of disposition is a firm commitment underwritten public offering and, as a result of an exercise of the underwriters’ cutback provisions in Section 2.3(b), less than seventy-five (75%) of the Registrable Securities requested to be included therein have been sold pursuant thereto; provided, however, that if such registration is the second registration on a Long-Form Registration Statement of the applicable Initiating Holder(s) as described in Section 2.1(c) hereof, then such percentage shall be ninety (90%), or (iii) if the Company shall have withdrawn or prematurely terminated a Registration Statement as set forth  in Section 2.5.

(e)The Registrable Securities covered by any Registration Statement demanded under this Section 2.1 shall be distributed by means of a firm commitment underwritten offering unless otherwise agreed to in writing by the Summa Investor(s).

2.2Piggyback Registration.

(a)Other than in connection with an IPO, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement

(a “Shelf Registration Statement”), or (ii) a registration statement, other than a shelf registration statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Common Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal,” “block trade” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fourteen (14) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such Registration Statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing. For the avoidance of doubt, a Holder may participate in a Piggy-Back Underwritten Offering pursuant to this Section 2.2(a) only if the Summa Investor(s) will participate in the same offering. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2(a) by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggy-Back Underwritten Offering as to which such withdrawal was made. For the avoidance of doubt, in the event that the Summa Investor(s) withdraw from a Piggy-Back Underwritten Offering pursuant to this Section 2.2(a), all the other participating Holders shall be deemed to have been withdrawn from such offering. The notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day. Each such Holder shall then have ten (10) days after receiving such notice to request in writing to the Company inclusion of Registrable Securities in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) days after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Piggy Back Underwritten Offering in the case of a “block trade”, “bought deal”, “accelerated bookbuild, or ABB”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any Registration Statement described in this Section 2.2(a) of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggy-Back Underwritten Offering. A Holder who is, or who is controlled by any person who is, an employee of the Company or its Subsidiaries may participate in a Piggy-Back Underwritten Offering pursuant to this Section 2.2(a) within the Restrictive Period, only if and to the extent the aggregate of (i) the Registrable Securities such Holder will include in such Piggy-Back Underwritten Offering and (ii) the Common Shares such Holder has sold, transferred, assigned, distributed or otherwise conveyed prior to such Piggy-Back Underwritten Offering does not exceed the Maximum Amount of Shares (and where the Initiating Holder(s) shall have the full and absolute discretion to determine the extent by which any cutbacks are required and which Holders will be affected), unless otherwise agreed by the Summa Investor(s). There is no limitation on the number of such piggyback registrations that the Company may be required to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect registrations under Section 2.1 hereof.

(b)Unless the Company qualifies as a WKSI, (i) the Company shall give each Holder fourteen (14) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Common Shares equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated

Registrable Securities”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.2(a)(i) unless such Holder provided such notice to the Company pursuant to this Section 2.2(b) and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than ten (10) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering.

(c)The Company shall have the right to terminate or withdraw any registration or Piggy-Back Underwritten Offering initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not the Holders have elected to include Registrable Securities in such registration. Notwithstanding Section 2.10 hereof, in the case of the termination or withdrawal referred in the immediately preceding sentence, all Registration Expenses incurred in connection with such registration or Piggy-Back Underwritten Offering shall be borne entirely by the Company.

(d)For the avoidance of doubt, any Registrable Securities included in such registration pursuant to this Section 2.2 shall be sold pursuant thereto in the form of ADSs.

2.3Underwriting Requirements.

(a)If, pursuant to Section 2.1, the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, the Company shall include such information in the Demand Notice. The managing underwriter(s) shall be a nationally recognized investment banking firm selected by the Initiating Holder(s). In the event of a Company-initiated underwritten registered offering or a Piggy-Back Underwritten Offering, the managing underwriter(s) shall be a nationally recognized investment banking firm selected by the Company subject to the approval of the Summa Investor(s).

(b)In the event that, pursuant to Section 2.1, the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, and in the event any Holder wants to participate pursuant to Section 2.2 in a Company registration of its Common Shares which the Company intends to distribute by means of an underwriting (including, without limitation, a Piggy-Back Underwritten Offering), the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(h)) enter into an underwriting agreement in the form requested by the Summa Investor(s) agreed to with the underwriter(s) selected for such underwriting.

(c)The Company shall not include in any registration pursuant to Section 2.1 that is an underwritten offering any securities that are held by an employee of the Company or any of its Subsidiaries or any Person controlled by any such employee without the consent of the managing underwriter(s) (which consent may be evidenced by such managing underwriter(s) signing the underwriting agreement for such offering), and shall not include in any registration pursuant to Section 2.1 any securities that are not Registrable Securities without the prior written consent of the Initiating Holder(s). Notwithstanding anything in this Agreement to the contrary, if a requested registration under Section 2.1 involves an underwritten offering and the managing underwriter(s) of such offering determine(s) in good faith that the number of securities sought to be offered exceeds the number of securities which can be sold in the market in an orderly fashion, then the number of securities to be included in such underwritten offering shall be allocated as follows:

(i)in the event that the Initiating Holders, directly or indirectly, holds more than 20% of the Common Shares then outstanding,

(A)first, pro rata among participating Holders in the underwritten offering, including the Initiating Holders, on the basis of the percentage of the Registrable Securities owned by such Holders; and

(B)second, the securities sought to be registered by the Company for its own account;

or

(ii)in the event that the Initiating Holders, directly or indirectly, holds 20% or less of the Common Shares then outstanding,

(A)first, any Registrable Securities for which inclusion in such Demand Registration was requested by the Initiating Holders;

(B)second, pro-rata among the participating Holders (other than the Initiating Holders) on the basis of the percentage of the Registrable Securities owned by such Holders; and

(C)third, the securities sought to be registered by the Company for its own account.

(d)The Company shall not include in any Piggy-Back Underwritten Offering any securities that are held by an employee of the Company or any of its Subsidiaries or any Person controlled by any employee without the prior written consent of the managing underwriter(s) (which consent may be evidenced by such managing underwriter(s) signing the underwriting agreement for such offering). Notwithstanding anything in this Agreement to the contrary, in connection with any Piggy-Back Underwritten Offering conducted pursuant to Section 2.2, if the Company is advised by the managing underwriter(s) in good faith that the number of the Company’s securities proposed to be sold by Persons other than the Company (collectively, the “Selling Shareholders”) in such Piggy-Back Underwritten Offering exceeds the number of securities of the Company that can be sold in the market in an orderly fashion by the managing underwriter(s), then the number of securities to be included in such underwritten offering shall be allocated as follows:

(i)in the event that the Summa Investor(s), directly or indirectly, holds more than 20% of the Common Shares then outstanding,

(A)first, the securities the Company proposes to issue and sell for its own account; and

(B)second, the Registrable Securities requested to be included in such registration, pro rata among the Selling Shareholders of such Registrable Securities on the basis of the number of Registrable Securities owned by each Selling Shareholder;

or

(ii)in the event that the Summa Investor(s), directly or indirectly, holds 20% or less of the Common Shares then outstanding,

(A)first, the securities the Company proposes to issue and sell for its own account;

(B)second, any Registrable Securities for which inclusion in such Piggyback Registration was requested by the Summa Investor(s); and

(C)third, pro-rata among the Selling Shareholders (other than the Summa Investor(s)) on the basis of the percentage of the Registrable Securities owned by such Selling Shareholders.

2.4Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Holders’ Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)prepare and file with the Commission a registration statement or prospectus or any amendment or supplement thereto on the appropriate form under the Securities Act with respect to such Registrable Securities, which form shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become effective and, in the case of a registration pursuant to Section 2.1, keep such registration statement effective for a period of up to one hundred and eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed in the manner contemplated in the Initiating Holders’ request under Section 2.1(a) hereof (but in any event not before the expiration of any longer period required under the Securities Act); provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to (i) counsel for the Holders participating in the planned offering (selected by the Summa Investor(s)), and (ii) counsel for any lead managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto other than documents that are incorporated by reference), which documents will be subject to the review and reasonable comment of each such counsel;

(b)(i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement and (ii) provide notice to such sellers of Registrable Securities and the lead managing underwriter(s), if any, of the Company’s determination that a post-effective amendment to a registration statement would be appropriate;

(c)promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter(s), if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) as soon as the Company becomes aware, of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information related thereto; (iii) as soon as the Company becomes aware, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, without derogating from the provisions of Section 2.5, if the notification relates to an event described in clause (v), the Company shall use its reasonable best efforts to promptly prepare, file with the Commission, and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(d)furnish to each Holder selling Registrable Securities such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, any free writing prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holder and covered by the registration;

(e)use its reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or state “blue sky” laws of such jurisdictions as each selling Holder may reasonably request; provided that the Company shall not be required to register or qualify the securities in any such states or jurisdictions which require it to qualify to do business, subject itself to taxation or consent to general service of process therein, in each case where it would not otherwise do so but for this Section 2.4(e);

(f)within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, upon request of the Holders furnish, to counsel selected by the Holders copies of such documents proposed to be filed;

(g)make available to (x) any underwriter(s) participating in any disposition pursuant to a registration statement, and any counsel retained by the underwriter(s), and (y) any Holder of Registrable Securities which Holder, in its good faith judgment (based on the advice of outside counsel) could reasonably be expected to be deemed to be an underwriter or controlling Person of the Company, and any attorney retained thereby (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors and employees, and use reasonable best efforts to cause the Company’s agents, representatives and independent accountants, to supply all information reasonably requested by any such Inspector in connection with such registration statement, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(h)enter into and perform its obligations under such customary agreements (including, if applicable, a lock-up agreement in customary form and an underwriting agreement in customary form, including customary representations and warranties to the underwriter(s) regarding the offering documents, the Company’s business operations and other customary matters, and customary provisions with respect to indemnification and contribution) and take such other actions as the Holders holding a majority of the Registrable Securities participating in such offering or the underwriter(s) shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)(A) cause all such Registrable Securities covered by such registration statement (or the ADSs representing such Registrable Securities) to be listed on the principal national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, (i) to use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA and (ii) to use its reasonable best efforts to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(j)make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within ninety (90) days after the end of such twelve (12)-month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)if necessary, appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

(l)(A) subject to each selling Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants, (A) use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with the Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants) and the managing underwriter(s), if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (B) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the managing underwriter(s), if any, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (A) above; provided, further that the Company shall only be required to comply with this clause (l) in connection with an underwritten offering;

(m)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(n)furnish to each seller of Registrable Securities, and the managing underwriter(s) (if any), without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus, final prospectus, and any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters (if any) may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(o)use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or suspending qualification of any securities included in such registration statement for sale in any jurisdiction, in each case, at the earliest practicable date;

(p)provide a CUSIP number for all Registrable Securities (or the ADSs representing such Registrable Securities), not later than the effective date of the registration statement;

(q)use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the reasonable needs of the Company’s businesses and the reasonable requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(r)cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least two (2) days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(s)cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t)after such registration statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such Registration Statement or prospectus;

(u)use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby;

(v)to the extent the Company is a WKSI at the time any request for registration pursuant to Section 2.1 is submitted to the Company, which requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on a Short-Form Registration Statement, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold;

(w)if at any time when the Company is required to re-evaluate its WKSI status for purposes of an outstanding automatic shelf registration statement used to effect a request for registration in accordance with Section 2.1 the Company determines that it is not a WKSI and (a) the registration statement is required to be kept effective in accordance with this Agreement and (b) the registration rights of the applicable Holders have not terminated, use reasonable best efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement; and

(x)if the Holder holds Common Shares and it wishes to deposit such Common Shares with the depositary bank for the ADSs, the Company shall use all reasonable best efforts to cooperate with such Holder and take any action it is required to take, if any, promptly and expeditiously in connection with the deposit of Common Shares by such Holder and the issuance of ADSs to such Holder.

2.5	Suspension Periods. In the event:

(a)of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(b)of the receipt by the Company of any notification of the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of any registration statement or amendments or supplements to such registration statement or prospectus or for additional information, or any other of any event or circumstance other than those referred to in sub-paragraph (d) below which, upon the advice of the Company’s counsel, necessitates the making of any changes in the registration statement, prospectus or any prospectus supplement, or any document incorporated or deemed to be incorporated therein by reference, so that neither the registration statement nor the prospectus or, if applicable, prospectus supplement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(d)the Company, in its good faith judgment, determines that effecting a registration pursuant to this Agreement, not suspending the use of a registration statement pursuant to this Agreement or the continued use of such registration statement, would: (i) be seriously detrimental to a material financing, acquisition, disposition, merger, consolidation, tender offer, recapitalization, reorganization or other material transaction of the Company; or (ii) render the Company unable to comply with requirements under the Securities Act or Exchange Act (collectively, a “Valid Business Reason”), then the Company may delay effecting such registration hereto or suspend the use of a registration statement pursuant hereto or cease to permit the use of the prospectus included in a registration pursuant hereto if the Company provides a certificate in writing to the Holders signed by the Chief Executive Officer of the Company to the effect of the foregoing (the “Suspension Notice”), and, in the case of the right described in sub-paragraph (d) hereof (a “Corporate Suspension”), stating that the Board of Directors has determined in good faith that there is a Valid Business Reason, and upon receipt of such Suspension Notice, if the Registration Statement is effective, each Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (such period of suspension or delay of the Company’s obligation and the Holders’ right to sell Registrable Securities pursuant to an effective Registration Statement being herein referred to as a “Suspension Period”) until such Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the Suspension Period is no longer in effect; provided, that, other than in the case of a Corporation Suspension, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such any stop order or suspension, to make such changes or supplements or to otherwise bring to an end such Suspension Period so that Registrable Securities may be sold pursuant to the applicable Registration Statement; provided, further, that, with respect to a Corporate Suspension, (A) the Company shall have the right to invoke no more than two (2) Corporate Suspensions in any twelve (12)-month period, and (B) the duration of such Corporate Suspensions may not exceed (x) ninety (90) days on each occasion and (y) one hundred twenty (120) days in the aggregate during any twelve (12)-month period. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1 (whether upon the determination of the Board of Directors or as a result of any stop order, injunction or other requirement of the Commission or any other governmental agency or court), the registration under Section 2.1 shall not be deemed effected.

2.6Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate when no Registrable Securities are outstanding.

2.7Lock-Up Agreements.

(a)The Company and each Holder of Registrable Securities (other than a Summa  Investor) hereby agrees that if requested by the managing underwriter(s) in connection with an offering pursuant to Section 2.1 or a Piggy-Back Underwritten Offering pursuant to Section 2.2, the Company and such Holder will enter into a customary “lock-up agreement” with the managing underwriter(s) pursuant to which the Company and such Holder will agree not to sell or transfer any securities or any interest in securities of the Company during a specified number of days following the date of the final prospectus related to any other offering conducted pursuant to Sections 2.1 or 2.2 hereof, provided that (i) if any Summa Investor is participating in such offering, each Holder of Common Registrable Securities shall only be required to enter into a “lock-up agreement” if the Summa Investor enters into such “lock-up agreement”;

(ii)the obligation of any Holder to enter into such “customary” lock-up agreement shall be subject to the Company, each of its directors, officers, one percent (1%) holder, and each Selling Shareholder in such offering other than the Holders of Registrable Securities entering into a similar customary “lock-up agreement” and (iii) unless the managing underwriter (s) in the registered public offering otherwise agree in writing, the Company shall not file any Registration Statement for any public sale or distribution of its shares (other than pursuant to this Agreement) or cause any such Registration Statement to become effective during any lock-up period or extension thereof.

(b)The provisions of this Section 2.7 shall no longer apply to a Holder once such Holder ceases to hold Registrable Securities. In addition, no Holder may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any customary underwriting agreement, and (b) provides any relevant information, including in connection with FINRA’s clearance of underwriting compensation to the extent required, and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements (in each case subject to the other terms and conditions of this Agreement).

2.8Confidentiality. Each Holder (other than the Summa Investor(s)) agrees that any information obtained pursuant to the provisions of this Agreement will be held in strict confidence, will not be disclosed or exposed to any person or entity without the prior written consent of the Company and will not be used for any purpose, other than with respect to exercise of such Holder’s rights as a shareholder in the Company; unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.8 by such Holder), (b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company and without any restrictions as to its disclosure; provided, however, that such Holder may disclose confidential information (i) to its attorneys, accountants, consultants, principals, officers and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, if such persons are bound by confidentially provisions or obligations; (ii) to any partner, member, shareholder or Affiliate of such Holder in the framework of reports to such partner, member, shareholder or Affiliate in the ordinary course of business; (iii)to any prospective purchaser of Registrable Securities from a Holder, provided with respect to clauses (ii) and (iii) above that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and such Holder is responsible for any breach of the provisions of this paragraph; or (iv) as may otherwise be required by law, provided that to the extent legally permissible such Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.9No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.10Expenses. All expenses incurred in effecting a registration provided for in Sections 2.1 and 2.2 shall be paid by the Company, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of (i) counsel for the Company; (ii) U.S. counsel for the Holders participating in such registration as a group (selected by the Summa Investor(s) if the Summa Investor(s) are participating in the registration in the case of a Piggy-Back Underwritten Offering or by the Initiating Holder(s) in the event of a registration pursuant to Section 2.1), (iii) for each of the Existing Investors as a group and the Summa Investor(s) as a group, any local counsels (selected by the Summa Investor(s)) as necessary to deliver an opinion of counsel, (iv) underwriting expenses (other than share transfer taxes, underwritten discounts or commissions) and expenses of any audits incident to or required by any such registration, and (v) all legal expenses in connection with issuance of any legal opinion required by the depositary bank for the ADSs in connection with a deposit of Common Shares by a Holder with such depositary bank and the issuance of ADSs to such Holder, and a transfer of ADSs of a Holder held on the books of the depositary bank (all of such expenses referred to collectively, as the “Registration Expenses”). All underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder (except for the counsel set forth above) relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders, pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.11Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.12Indemnification.

(a)The Company shall indemnify and hold harmless, to the fullest extent permitted by the law, each selling Holder of Registrable Securities that is included in a registration whether included pursuant hereto or otherwise and such Holder’s shareholders, affiliates, partners, members, underwriters, and their respective directors, officers, employees, agents, and legal counsel and accountants and other representatives, and each person who controls such Holder, its shareholders, affiliates, partners, members or underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”), from and against any and all losses, claims, actions, expenses, damages or liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus or the Disclosure Package) or in any application or other document or communication (collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of the any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration. The Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. The Company shall not be liable to any indemnified party, however, in any such case, to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such indemnified party specifically for use therein; provided further, however, that the Company shall be liable to any indemnified party to the extent that a court of competent jurisdiction determines that any such alleged untrue statement or alleged omission by the indemnified party is not proven.

(b)Subject to applicable law, each selling Holder of Registrable Securities included in such registration whether included pursuant hereto or otherwise being effected shall, severally and not jointly, indemnify and hold harmless the Company (including its directors and officers, employees and agents), legal counsel and accountants of the Company, any other selling Holder, including shareholders, affiliates, partners, members or underwriters of such Holder, included in such registration, and each person who controls the Company or such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus or the Disclosure Package), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of both (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, or any free writing prospectus or the Disclosure Package, in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. In no event, however, shall the liability of any selling Holder for indemnification under this Section 2.12 in its capacity as a seller of Registrable Securities exceed the amount equal to the net proceeds (net of underwriting discounts and commissions, but not other expenses) to such selling Holder of the securities sold in any such registration, except in the case of fraud by such selling Holder. The Company and each Holder of Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders to the contrary, for all purposes of this Agreement, the only information to be furnished to the Company by or on behalf of any Holder for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically limited to (i) the number of Registrable Securities held by such Holder and its Affiliates and the related description of their beneficial ownership, (ii) the name and address of such Holder, and (iii) the affiliation of such Holder and its Affiliates with a broker-dealer or an affiliate of a broker-dealer. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder. The obligation of the Holders to indemnify hereunder shall be individual, and not joint and several, for each Holder.

(c)Promptly after receipt by an indemnified party under this Section 2.12 of notice of the commencement of any action which, if proven, would require the indemnifying party to indemnify the indemnified party under this Section 2.12, the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the institution of such action; (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; or (v) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding after receiving notice from such indemnified party that the indemnified party believes it has failed to do so. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 2.12 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 2.12 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under this Section 2.12, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions thereof) in such proportion as is appropriate to reflect the relative fault of the Company and each selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and each selling Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)The Company, the selling Holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 2.12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling Holder be required to contribute any amount under this Section 2.12(e) in excess of the net proceeds (net of underwriting discounts and commissions, but not other expenses) received by such selling Holder from its sale of Registrable Securities under such registration statement, except in the case of fraud or willful misconduct by such selling Holder. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)The indemnification and contribution provided for in this Section 2.12 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling Person of such indemnified parties and shall survive the transfer of Registrable Securities by any such party.

(g)The indemnification and contribution provided for in this Section 2.12 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(h)The indemnification and contribution provided for in this Section 2.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(i)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.13Compliance with Rule 144. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form S-3, the Company shall:

(a)use reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (at any time after the Company has become subject to such reporting requirements) and (ii) make publicly available adequate current public information and any other information so long as necessary to permit sales in compliance with Rule 144 and Regulation S under the Securities Act (as such rules may be amended from time to time), at all times after the effective date of the Registration Statement filed by the Company for the IPO; and

(b)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Registration Statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 or Form S-3 (at any time after the Company so qualifies to use such form).

2.14Transferability of Registration Rights. Unless otherwise agreed by the Summa Investor(s) and the Company, the registration rights contained in this Agreement shall only inure to the benefit of a transferee of Registrable Securities if (i) such transferee is an Affiliate of the Summa Investor(s), and (ii) such subsequent Holder executes and delivers an Accession Agreement, a form of which is annexed hereto as Exhibit A. Such a transferee of a Summa Investor shall be a “Summa Investor” for purposes of this Agreement. For the purpose of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is an Affiliate of the Summa Investor(s) shall be aggregated together and with those of the Summa Investor(s) and the holdings of any transferees that are Affiliates of each other shall be aggregated together. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

2.15Additional Registration Rights. The Company represents and warrants as of the date of this Agreement that, except as set forth herein, the Company has not granted any party the right to require that the Company register, or include in registrations filed by the Company, any of its or any of its Subsidiaries’ securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Summa Investor(s), enter into any agreement with any holder or prospective holder of any equity securities of the Company granting such holder or prospective holder the right to include such securities in any registration statement filed by the Company.

2.16Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of the provisions hereof.

3.	Miscellaneous.

(a)All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4(a). If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, attention: Kristopher Brown, and if notice is given to the Summa Investor(s), a copy shall also be sent to White & Case Advokat AB, Biblioteksgatan 12, Box 5573, SE-114 85 Stockholm, attention: Jonas Lagerroos.

(b)Existing Investors hereby agree that, except as otherwise provided for herein, this Agreement shall become effective upon the effectiveness of the New Shareholders Agreement.

(c)Subject to the terms of any other applicable agreements, if the Company seeks, for its own account or for the account of others, (a) to obtain a listing for its equity securities (including ADRs or ADSs), or (b) to register for public sale any such securities, in either case in a jurisdiction outside the United States, the Holders shall be provided, as a condition to such listing or registration, with registration rights in such other jurisdiction that are the same, in all material respects, to the registration rights such Holders have with respect to listings or registrations in the United States pursuant to the terms of this Agreement.

(d)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in the City and County of New York or the United States District Court for the Southern District of New York and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

(e)Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the Existing Investors that are Holders of a majority of the Registrable Securities then outstanding held by all Existing Investors and (iii) the Summa Investor(s) that are Holders of a majority of the Registrable Securities then outstanding held by all Summa Investor(s). Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4(e) shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. For the avoidance of doubt, unless otherwise expressly provided in this Agreement, no provisions in this Agreement shall survive the termination of registration rights pursuant to Section 2.6.

(f)Without limiting Section 2.16, any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement. The rights and remedies of each of the parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. No failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate when no Registrable Securities are outstanding.

(g)This Agreement may be executed and delivered in two or more counterparts, each of which shall deemed an original, but all of which together shall constitute one and the same instrument.

(h)If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(i)This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY

Olink Holding AB (publ)

By:	/s/ Jon Hindar	By:

Name:	Jon Hindar	Name:	Tommi Unkuri

Title:	Board Member	Title:

Address:

Uppsala Science Park

SE-751 83

Uppsala, Sweden

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY

Olink Holding AB (publ)

By:		By:	/s/ Tommi Unkuri

Name:	Jon Hindar	Name:	Tommi Unkuri

Title:		Title:	Board Member

Address:

Uppsala Science Park

SE-751 83

Uppsala, Sweden

[Signature Page to Registration Rights Agreement]

EXISTING SHAREHOLDERS

By:	/s/ Jon Heimer

Name:	Jon Heimer by power of attorney

Title:	CEO

[Signature Page to Registration Rights Agreement]

Knilo InvestCo AB

By:	/s/ Tommi Unkuri

Name:	Tommi Unkuri

Title:	Board Member

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ACCESSION AGREEMENT

This Accession Agreement (“Accession Agreement”) is executed on [•], by the undersigned (the “Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of 25 March, 2021 (the “Agreement”), by and among Olink Holding AB (publ), a limited liability company incorporated under the laws of Sweden (the “Company”), the Summa Investor(s) (as defined in the Agreement), and each of the shareholders listed on Schedule A thereto. Capitalized terms used and not defined herein shall have the meanings ascribed in such terms in the Agreement. By the execution of this Accession Agreement, the Holder agrees as follows.

1.1Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the Company (the “Shares”) in accordance with Section 2.14 of the Agreement, as a holder of Registrable Securities.

1.2Agreement. Holder hereby (a) agrees that the Shares, and any other share capital or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

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HOLDER:	ACCEPTED AND AGREED:

By:	Olink Holding AB (publ)
Name and Title of Signatory
Address:	By:

Name:

Facsimile Number:	Title:

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